Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of 7% Series B Convertible Preferred Stock

of

Mattersight Corporation

Pursuant to the Offer to Purchase

dated March 16, 2012

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of 7% Series B Convertible Preferred Stock, par value $0.01 per share, of Mattersight Corporation (the “Company”) and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand, facsimile transmission (for Eligible Institutions only) or mail to the Depositary. See Section 2 – “Procedures for Tendering Series B Stock” in the Offer to Purchase.

The Depositary for the Offer is:

Broadridge Corporate Issuer Solutions, Inc.

By Mail: Broadridge Corporate Issuer Solutions Inc. Attn: Reorganization Dept. 1981 Marcus Avenue, Suite 100 Lake Success, NY 11042	By Overnight Courier or by Hand: Broadridge Corporate Issuer Solutions Inc. Attn: Reorganization Dept. 1981 Marcus Avenue, Suite 100 Lake Success, NY 11042

By Facsimile:

(For Eligible Institutions Only)

201-239-4713

Confirm Facsimile by Telephone:

(By Telephone Only)

866-902-1603 (option 2)

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE (OR, FOR ELIGIBLE INSTITUTIONS ONLY, TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE), WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Mattersight Corporation, a Delaware corporation (the “Company”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 16, 2012 and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged,             shares of 7% Series B Convertible Preferred Stock, par value $0.01 per share (the “Shares”), of the Company pursuant to the guaranteed delivery procedure set forth in Section 2 – “Procedures for Tendering Series B Stock” of the Offer to Purchase.

Certificate Numbers (if available):

If delivery will be by book-entry transfer, applicable securities position listing:

(Please Type or Print)

(Signature(s))

(Name(s)) (Please Print)

(Address)

(Zip Code)

(Area Code and Telephone Number)

Date:             , 2012

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”) and the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or, for Eligible Institutions only, facsimile(s) thereof) and certificates for the Shares to be tendered (if not held in book-entry), and any other required documents, all within three trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated:                 , 2012

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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